Exhibit 15-B
[Letterhead of DELOITTE & TOUCHE LLP]

 DELOITTE &
 TOUCHE LLP
____________                      _________________________________________
                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704

April 13, 1995

Chrysler Financial Corporation
27777 Franklin Road
Southfield, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Financial Corporation (a subsidiary of Chrysler Corporation) and consolidated subsidiaries for the periods ended March 31, 1995 and 1994, as indicated in our report dated April 13, 1995; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Reports on Form 10-Q for the quarter ended March 31, 1995, is incorporated by reference in Registration Statement Nos. 33-52421 and 33-55787 on Form S-3 and Registration Statement No. 33-55789 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ DELOITTE & TOUCHE LLP


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Deloitte Touche
Tohmatsu
International
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